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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                  FORM 8-K




                               CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                               AUGUST 1, 2001
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                        SABRE HOLDINGS CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                      1-12175                  75-2662240
       (STATE OR OTHER           (COMMISSION FILE NO.)         (IRS EMPLOYER
JURISDICTION OF INCORPORATION)                               IDENTIFICATION NO.)




                          4255 AMON CARTER BLVD.
                         FORT WORTH, TEXAS 76155
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 963-6400



                              NOT APPLICABLE
      (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 5. OTHER EVENTS.

         On July 30, 2001, the Registrant filed a preliminary Prospectus Supplement pursuant to Rule 424(b)(2) (Registration No. 333-32106) (the "Preliminary Prospectus Supplement").

         Sabre Holdings Corporation is filing this Form 8-K to clarify that its wholly-owned subsidiary, Sabre Inc., a Delaware corporation, is the sole borrower under the $300 million senior unsecured revolving credit agreement, date February 4, 2000, which expires on September 14, 2004, and which is described in the Preliminary Prospectus Supplement (the "Credit Facility").

         At June 30, 2001, in addition to the trade payables incurred in the ordinary course of business and approximately $16 million included in long-term "Other Liabilities" incurred in the acquisition of Gradient Solutions Limited (as discussed in the "Summary", "Risk Factors" and other sections of the Preliminary Prospectus Supplement), indebtedness of the subsidiaries of Sabre Holdings Corporation included $149 million outstanding under the Credit Facility and $710 million outstanding under Sabre Inc.'s Bridge Credit Agreement (as defined in the Preliminary Prospectus Supplement).

         As discussed in the Preliminary Prospectus Supplement, on July 20, 2001, Sabre Inc. repaid $70 million of borrowings under the Credit Facility by using existing cash, reducing the outstanding borrowings under the Credit Facility to $79 million. As described in the Preliminary Prospectus Supplement, the $710 million outstanding under the Bridge Credit Agreement was repaid and the Bridge Credit Agreement was terminated on July 2, 2001.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SABRE HOLDINGS CORPORATION


DATE: August 1, 2001                By:    /s/ JEFFERY M. JACKSON
                                           ----------------------
                                    Jeffery M. Jackson
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer
                                    (Principal Financial and Accounting Officer)





















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